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LBB & ASSOCIATES LTD., LLP • • • CERTIFIED PUBLIC ACCOUNTANTS

February 7, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

Petron Energy II (the "Company") provided to us a copy of the Company's response to Item 4.01 of Form 8-K, dated February 4, 2012. We have read the Company's statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm

Very truly yours,

LBB& Associates Ltd., LLP

LBB & Associates Ltd., LLP

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